Exhibit 10.14

EXHIBIT B
AMENDMENT ONE
TO THE SUNTRUST BANKS, INC.
DIRECTORS DEFERRED COMPENSATION PLAN

AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009

WHEREAS, SunTrust Banks, Inc. (the “Company”) has adopted and sponsors the SunTrust Banks, Inc. Directors Deferred Compensation Plan (the “Plan”); and

WHEREAS, pursuant to terms of the Plan, the Company may amend the Plan, in its sole discretion, pursuant to a resolution or action of the Compensation Committee of the Company’s Board of Directors (the “Committee”); and

WHEREAS, the Company desires to amend the Plan to provide for full vesting upon death or disability, provide vesting of RSU Accounts occurs on the earlier of the one-year anniversary of the grant date or the date of the annual meeting following the grant date, eliminate the “Interest Subaccount” provision and eliminate the “Accelerated Lump Sum” provision.

WHEREAS, the Committee has approved such amendment and has authorized and directed the Chief Human Resources Officer and other appropriate officers of the Company, or their delegates, to take such actions as they may deem necessary or appropriate to implement the adoption of such changes.

NOW, THEREFORE, BE IT RESOLVED that the Plan is amended and modified as set forth in the attached amendment, substantially in the form attached hereto, effective as of the dates indicated therein.

IN WITNESS WHEREOF, the undersigned officer has caused this amendment to be executed this _____ day of _______, 2018.

SUNTRUST BANKS, INC.            Attest

By: _______________________________    By: _______________________________

Margaret Callihan
Chief Human Resources Officer    Title: ______________________________

AMENDMENT ONE
TO THE SUNTRUST BANKS, INC. DIRECTORS DEFERRED COMPENSATION PLAN

AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009

The SunTrust Banks, Inc. Directors Deferred Compensation Plan, amended and restated effective as of January 1, 2009 is hereby amended effective January 1, 2019 as follows:

1.	Section 5.1(b)(i) is hereby amended as follows:

(i)
Vesting. The Director shall vest in 100% of the RSUs underlying a RSU Award if he or she continues to provide services to SunTrust as a Director through the earlier of (A) the first anniversary of the date of grant for such award or (B) the date of the Annual Meeting of Shareholders in the year following the year of the award. Any portion of the RSU Account not vested on or before the date of a Director’s Separation from Service shall be forfeited. Notwithstanding the previous sentence, in the event the Director dies or incurs a disability (as defined in Treas. Reg. 1.409A-3(i) (4)) prior to the earlier of (A) the first anniversary of the date of grant for such award or (B) the Annual Meeting of Shareholders in the year following the year of the award, the Director shall 100% vested in such RSU Award.

2.	Sections 2.6 and 4.2 “Interest Subaccount” and reference to “Interest Subaccount” in Section 4.1 are hereby deleted.

3.	Section 5.2(b), “Accelerated Lump Sum” is hereby deleted.